UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12.

GUARDIAN 8 HOLDINGS
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

GUARDIAN 8 HOLDINGS
7432 East Tierra Buena Lane, Suite 102
Scottsdale, Arizona  85260

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on Tuesday, August 5, 2014

Dear Guardian 8 Holdings Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Guardian 8 Holdings, a Nevada corporation (“G8”), to be held on Tuesday, August 5, 2014 at 10:00 a.m., local time, at 7432 East Tierra Buena Lane, Suite 102, Scottsdale, Arizona  85260.  At the annual meeting, you will be asked to consider and vote on the following proposals;

1.
To elect a new board of directors for G8 to hold office until the next annual stockholder’s meeting, (the current nominees are C. Stephen Cochennet, Kathleen Hanrahan, James G. Miller, Kyle Edwards, Corey Lambrecht, Jim Nolton, Paul Hughes and William Clough);

2.	To reaffirm the appointment of L.L. Bradford & Company, LLC as G8’s independent auditors for the next year; and
3.	To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

G8’s board of directors has fixed the close of business on June 9, 2014 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the annual meeting or any adjournment thereof. A list of such stockholders will be available for examination by a stockholder for any purpose germane to the meeting during normal business hours at G8’s Executive offices at 7432 East Tierra Buena Lane, Suite 102, Scottsdale, Arizona  85260 for 10 days prior to the annual meeting.

By Order of the board of directors

/s/ C. Stephen Cochennet
C. Stephen Cochennet
Secretary

Scottsdale, Arizona
July 3, 2014

IMPORTANT

Whether or not you expect to attend the annual meeting in person, G8 urges you to please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by signing, dating and mailing the enclosed proxy will save G8 the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on August 5, 2014. Our Proxy Statement and Annual Report to Stockholders are available at www.guardian8.com/2014annualmeeting.

7432 East Tierra Buena Lane, Suite 102
Scottsdale, Arizona  85260

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
August 5, 2014

This statement is furnished in connection with the solicitation by the board of directors of Guardian 8 Holdings (hereinafter “G8” or the “Company”) of proxies in the accompanying form for the annual meeting of stockholders to be held on Tuesday, August 5, 2014 at 10:00 a.m. and at any adjournment thereof.

This proxy statement and the enclosed form of proxy were first sent to stockholders on or about July 3, 2014.

If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it or a duly executed proxy bearing a later date.

Solicitation of proxies will be made by mail and by G8’s chairman, C. Stephen Cochennet. G8 will bear the costs of such solicitation and will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

As of the close of business on June 9, 2014, the record date for the annual meeting, G8 had outstanding and entitled to vote 40,737,560 shares of common stock. Each share of common stock is entitled to one vote per share on all matters submitted to a vote of G8’s stockholders. Only stockholders of record at the close of business on June 9, 2014 are entitled to vote at the annual meeting or at any adjournment thereof.

Stockholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other stockholders.

VOTING PROCEDURES AND TABULATION

G8 will appoint an election inspector to act at the meeting and to make a written report thereof.  Prior to the meeting, the inspector will sign an oath to perform its duties in an impartial manner and to the best of its ability.  The inspector will ascertain the number of shares outstanding and the voting power of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.  The inspector will tabulate the number of votes cast for, against or abstained from the proposals described in the foregoing notice.

The presence at the meeting, in person or by proxy, of the holders of common stock holding in the aggregate a majority of the voting power of G8’s stock entitled to vote at the meeting shall constitute a quorum for the transaction of business. The vote of holders of common stock holding in the aggregate a majority of the voting power of G8’s stock present at the meeting, in person or by proxy, shall decide the proposals to elect directors and ratify the appointment of auditors. Abstentions will be counted for purposes of establishing a quorum for the meeting, but will not count as votes cast for the election of Directors or any other question. Accordingly, abstentions will have the same effect as a vote cast “AGAINST” each proposal.

If G8 receives a signed proxy card with no indication of the manner in which shares are to be voted on the proposals, such shares will be voted in accordance with the recommendation of the board of directors for such proposal.

Brokers who hold shares in street name only have the authority to vote on certain items when they have not received instructions from beneficial owners.  Any “broker non-votes” will be counted for the purposes of establishing a quorum for the meeting, but will not be counted as votes cast for the election of Directors or any other question. Accordingly, “broker non-votes” will have the same effect as a vote cast “AGAINST” each proposal.

Electronic Access to Proxy Materials and Annual Report

This proxy statement and our 2013 Annual Report are available at www.guardian8.com/2014annualmeeting. Electronic distribution saves the Company the cost of printing and mailing the documents to you, reduces the amount of mail you receive and is environmentally friendly by helping to conserve natural resources consumed in the printing process.

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS, PROPOSALS AND THE ANNUAL MEETING

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials?

A:
G8’s board of directors is providing these proxy materials to you in connection with the annual meeting of stockholders, which will take place on Tuesday, August 5, 2014 at 10:00 a.m., local time, at the G8 executive office, at 7432 East Tierra Buena Lane, Suite 102, Scottsdale, Arizona  85260. Pursuant to the rules of the Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which is referred to herein as the “E-proxy notice,” on or about July 3, 2014 to our stockholders of record on June 9, 2014. The E-proxy notice and this proxy statement summarize the information you need to know to vote by proxy or in person at the annual meeting. You do not need to attend the annual meeting in person in order to vote. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this Proxy Statement.

Q:	When was the E-proxy notice mailed?

A:	The E-proxy notice was mailed to stockholders beginning on or about July 3, 2014.

Q.           How may I obtain G8’s annual report for the year ended December 31, 2013?

A.
Stockholders may request a free copy of G8’s annual report by writing to: Guardian 8 Holdings, 7432 East Tierra Buena Lane, Suite 102, Scottsdale, Arizona  85260. Current and prospective investors can also access or order free copies of G8’s annual report and this Proxy Statement at www.guardian8.com/2014annualmeeting.  Copies of our other financial information and reports are also available free of charge on the SEC’s website at http://www.sec.gov.

Q.           What proposals are stockholders being asked to consider at the upcoming annual meeting?

A.	G8 is electing directors to serve for the next fiscal year and seeking ratification of the appointment of its independent registered public accounting firm.

Q.           How does the board of directors recommend that I vote?

A.	G8’s board of directors recommends that you vote your shares “FOR” each of the proposals at the annual meeting.

Q.           What shares can I vote?

A.
Each share of G8 common stock outstanding as of the close of business on June 9, 2014 (the record date) is entitled to one vote on all items being voted on at the annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank.

Q.	What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner?”

A.
Many G8 common stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between common shares held of record and those owned beneficially.

•
Stockholder of Record: If your common shares are registered directly in your name with G8’s common stock transfer agent (vStock Transfer, LLC), you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to G8 or to vote in person at the annual meeting. A proxy card is enclosed for you to use.

•
Beneficial Owner: If your shares are held in a brokerage account or by another nominee (often referred to as being held in “street name”), you are considered the beneficial owner of such shares, and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or nominee, as the case may be. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee should have enclosed or provided voting instructions for you to use in directing the broker, trustee or other nominee how to vote your shares.

Q.           How can I attend the annual meeting?

A.
Because seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record as of the record date but held your shares in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to June 9, 2014, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you may not be admitted to the annual meeting.

Please let G8 know if you plan to attend the meeting by marking the box on the enclosed proxy card. The meeting will begin promptly at 10:00 a.m. local time. Check-in will begin at 9:30 a.m. local time, and you should allow ample time for the check-in procedures.

Q.           How can I vote my shares in person at the annual meeting?

A.
Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, G8 recommends that you submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

 Q.           How can I vote my shares without attending the annual meeting?

A.
Whether you hold shares as the stockholder of record or in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy to G8. If you hold shares in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker, trustee or nominee.

Q.           Can I change my vote?

A.
You may change your vote at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy), (ii) providing a written notice of revocation of your proxy to G8’s corporate Secretary prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Mere attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you hold shares in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

VOTING SECURITIES

The following table presents information, to the best of G8’s knowledge, about the ownership of G8’s common stock on June 9, 2014 relating to those persons known to beneficially own more than 5% of G8’s capital stock and by G8’s directors and executive officers. The percentage of beneficial ownership for the following table is based on 40,737,560 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days after June 9, 2014 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of G8’s common stock.

Name of Officer or Director(1)	Number of Shares		Percent of Outstanding Shares of Common Stock(2)(3)
C. Stephen Cochennet, CEO/President and Director	8,059,800	(4)	19.2%
Kathleen Hanrahan, Interim CFO and Director	1,151,250	(5)	2.8%
James G. Miller, Director	2,342,539	(6)	5.7%
Kyle Edwards, Director	596,336	(7)	1.5%
Jim Nolton, Director	710,479	(8)	1.7%
Corey Lambrecht, Director	291,534	(9)	0.7%
William Clough, Director	70,000	(10)	0.2%
Paul Hughes, Chief Operating Officer Guardian 8 Corporation (New Director Nominee)	552,500		1.4%
Jose Rojas, VP Customer Service Guardian 8 Corporation	91,200		0.2%

Directors and Officers as a Group	13,865,638		33.4%

Name and Address of Beneficial Owners
James D. Loeffelbein (“Loeffelbein”) Enutroff, LLC (“Enutroff”) 10380 W. 179th Street Bucyrus, Kansas 66213	2,456,207	(11)	6.0%

(1)
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  The address of each person is care of us at 7432 East Tierra Buena, Scottsdale, Arizona  85260.

(2)	Figures are rounded to the nearest tenth of a percent.
(3)	Based upon 40,737,560 shares of common stock outstanding as of June 9, 2014.
(4)
Includes (i) 62,500 warrants to purchase shares of common stock exercisable at $0.55 per share through August 28, 2015, (ii) 62,500 warrants to purchase shares of common stock exercisable at $0.75 per share through August 28, 2017, (iii) 543,301 warrants to purchase shares of common stock exercisable at $0.40 per share through August 31, 2016, (iv) 50,000 warrants to purchase shares of common stock exercisable at $0.40 per share through September 17, 2016, (v) 400,000 warrants to purchase shares of common stock exercisable at $0.50 through February 23, 2017, and (vi) 170,000 warrants to purchase shares of common stock exercisable at $0.60 through June 1, 2019.

(5)
Includes (i) 105,000 shares of common stock which vest on June 30, 2014 pursuant to Ms. Hanrahan’s interim chief financial officer engagement agreement, and (vi) 10,000 warrants to purchase shares of common stock exercisable at $0.60 through June 1, 2019.

(6)
Includes (i) 62,500 warrants to purchase shares of common stock exercisable at $0.55 per share through November 14, 2015, (ii) 62,500 warrants to purchase shares of common stock exercisable at $0.75 per share through November 14, 2017, (iii) 52,984 warrants to purchase shares of common stock exercisable at $0.40 per share through August 31, 2016, (iv) 50,000 warrants to purchase shares of common stock exercisable at $0.50 through February 23, 2017, and (v) 50,000 warrants to purchase shares of common stock exercisable at $0.60 through June 1, 2019.

(7)
Includes (i) 105,425 shares held by Edwards Group Int’l LLC (“EGI”), which Mr. Edwards has beneficial ownership and control over, (ii) 20,000 warrants held by EGI to purchase shares of common stock at the price of $0.25 per share through January 11, 2015, and (iii) 10,000 warrants to purchase shares of common stock exercisable at $0.60 through June 1, 2019.

(8)
Includes (i) 20,000 warrants to purchase shares of common stock at the price of $0.25 per share through January 11, 2015, (ii) 50,000 warrants to purchase shares of common stock exercisable at $0.55 per share through November 6, 2015, (iii) 50,000 warrants to purchase shares of common stock exercisable at $0.75 per share through November 6, 2017, (iv) 45,000 warrants to purchase shares of common stock exercisable at $0.40 per share through August 31, 2016, (v) 25,000 warrants to purchase shares of common stock exercisable at $0.50 through February 23, 2017, and (vi) 20,000 warrants to purchase shares of common stock exercisable at $0.60 through June 1, 2019.

(9)
Includes 52,650 warrants to purchase shares of common stock exercisable at $0.40 per share through August 31, 2016 and 25,000 warrants to purchase shares of common stock exercisable at $0.60 through June 1, 2019.

(10)	Includes 10,000 warrants to purchase shares of common stock exercisable at $0.60 through June 1, 2019.
(11)
Based on a Schedule 13G/A filed with the SEC on January 29, 2014 by Loeffelbein, managing member and owner of Enutroff, and Enutroff. Enutroff has shared power voting and dispositive power for 2,231,582 shares. Loeffelbein has the sole voting and dispositive power for 224,625 shares and the shared voting and dispositive power for 2,231,582 shares.

PROPOSAL 1.  ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

At the 2014 annual meeting of stockholders, a board of directors consisting of seven members will be elected, each director to hold office until the next annual meeting of stockholders, or a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified.

G8’s governance, compensation and nominating committee has nominated for election all seven of the current members of the board of directors: C. Stephen Cochennet, Kathleen Hanrahan, James G. Miller, Kyle Edwards, Corey Lambrecht, Jim Nolton, Paul Hughes and William Clough. The nominees have consented to their nomination to the board of directors, and will serve if elected. However, if the nominees should become unavailable for election, the accompanying proxy will be voted in favor of holding a vacancy to be filled by G8’s current Directors.  G8 has no reason to believe that Ms. Hanrahan or Messrs. Cochennet, Miller, Edwards, Lambrecht, Nolton or Clough will be unavailable to serve as Directors.

The following information is provided regarding the nominees for election to the board of directors.

Name	Age	Term	Board Committee(s)(1)
C. Stephen Cochennet	57	Since 11/30/10	Executive
Kathleen Hanrahan	50	Since 12/14/11	GCNC
James G. Miller	65	Since 11/30/10	Audit (Chairman) and Executive
Kyle Edwards	61	Since 5/2/07	GCNC (Chairman)
Corey Lambrecht	44	Since 12/14/11	GCNC
Jim Nolton	52	Since 12/14/11	Audit
William J. Clough	62	Since 4/9/14	None
Paul Hughes	46	New Nominee	None

(1)
“Executive” means the Executive Committee of the Board of Directors. “GCNC” means the Governance, Compensation and Nominating Committee of the Board of Directors. “Audit” means the Audit Committee of the Board of Directors.

C. Stephen Cochennet, has served as our CEO/President, Secretary, Treasurer and Chairman since our inception. From July of 2011 to present, Mr. Cochennet has also been the sole officer of Kansas Resource Development Company, a private oil and gas exploration company. Mr. Cochennet was the President, Chief Executive Officer and Chairman of EnerJex Resources, Inc., a publicly traded and SEC registered company, from August 2006 to December of 2010. Prior to joining EnerJex, Mr. Cochennet was President of CSC Group, LLC. Mr. Cochennet formed the CSC Group, LLC through which he supported a number of clients that included Fortune 500 corporations, international companies, natural gas/electric utilities, outsource service providers, as well as various start up organizations. The services provided included strategic planning, capital formation, corporate development, executive networking and transaction structuring. From 1985 to 2002, he held several executive positions with UtiliCorp United Inc. (Aquila) in Kansas City. His responsibilities included finance, administration, operations, human resources, corporate development, natural gas/energy marketing, and managing several new startup operations. Prior to his experience at UtiliCorp United Inc., Mr. Cochennet served 6 years with the Federal Reserve System. Mr. Cochennet graduated from the University of Nebraska with a B.A. in Finance and Economics.

Kathleen Hanrahan has been a private management consultant for her own company, New Horizons Management Inc., which specializes in assisting small private companies as they prepare strategies, personnel and infrastructure for their next phase of growth since July of 2010. Prior to establishing New Horizons, from 2008 through 2010, Kathy served as the Co-Chairperson for the TASER® Foundation for Fallen Officers, as well as the organizations President and Chief Executive Officer. Prior to her involvement with the TASER® Foundation, Ms. Hanrahan served as the President and Chief Operating Officer of TASER® International headquartered in Scottsdale, Arizona. During her more than 12 year tenure with TASER® International, she filled a number of key executive roles as the business grew. She served first as Controller, from 1996 until November 2000, establishing the financial, human resource and administrative systems and controls to manage the business, while aiding the President with operating responsibilities. Then, in November of 2000, when the Company began preparations for its initial public offering, she was promoted to Chief Financial Officer to facilitate the transaction and establish the necessary infrastructure to meet both SEC and Wallstreet’s regulatory and reporting requirements. Mrs. Hanrahan also serves as a corporate director for Meridian Bank, N.A, , a director and officer of EPIC Research and Diagonostics, and serves as an advisory board member for EmpowHER.

James G. Miller is a Director and founder of the Company. Mr. Miller retired in 2002 as Chief Executive of Utilicorp United’s business unit responsible for the Company’s electric generation, and electric and natural gas transmission and distribution assets serving 1.3 million customers in seven mid-continent states. He joined Utilicorp in 1989 and served as President of Michigan Gas Utilities until 1991, and then served as President of Utilicorp's WestPlains Energy division from 1991 to 1994.  Before joining Utilicorp as part of the acquisition of Michigan Gas Utilities, he served as that Company’s President from 1983 to 1989. Miller has served on Boards of Directors of Corporations listed on the NYSE, NASDAQ and the Australian Stock Exchange. Current business activities include ownership of retail, real estate and ranch businesses, and equity investments in several start-up companies.  Mr. Miller currently serves as Board Chair of The Nature Conservancy, Missouri Chapter, for which he has been a Board member for the past 12 years. He also serves as a director, trustee or member of several community and charitable organizations.  Miller holds a BS degree in electrical engineering and a MBA in management from the University of Wisconsin.

Kyle Edwards. Mr. Edwards was the president and a director of Global Risk before the merger with Guardian 8 Corporation and is also President of Edwards Group International LLC, an investigative company specializing in employment backgrounds, gaming compliance, criminal and internal investigations, as well as providing due diligence and loss prevention expertise. Mr. Edwards has thirty four years of investigative experience. Mr. Edwards is a prior chief law enforcement officer with the Las Vegas Metropolitan Police Department, retiring after twenty six years as a Deputy Chief of Investigations. During his law enforcement career he led thousands of criminal investigations including several hundred homicides as well as other violent crimes and white collar crimes and gaming investigations. In addition he supervised undercover narcotic investigations receiving the departments Meritorious Service Award and the U.S. Attorney General’s Safety Award for an undercover operation culminating in Thailand.

After leaving the Las Vegas Metropolitan Police Department Mr. Edwards joined the MGM MIRAGE as Vice President of Corporate Security and Gaming Surveillance. In that role he developed and refined the companies background investigation process with a staff conducting over 35,000 backgrounds a year.

Corey Lambrecht is a 14+ year public company executive with experience in strategic acquisitions, new business development, pioneering consumer products, corporate licensing and interactive technology services. Since 2009, Mr. Lambrecht has served as the President of Earth911, Inc and is a current director of Lifestyle Wireless. In addition, since 2007, Mr. Lambrecht has been a director of CUI Global, a publicly traded and SEC registered company. During 2004 and 2005, he served as Director of Sales for Leveraged Marketing Associates, a worldwide leader in licensed brand extension strategies. From 2001 through 2004, Corey was the Executive Vice President for Smith & Wesson Holding Corporation, where he was responsible for Smith & Wesson Licensing, Advanced Technologies and Interactive Marketing divisions. He was the former President of A For Effort (sold to Freesoftwareclub.com), an interactive database marketing company specializing in online content (advergaming) for clients such as the National Hockey League. Mr. Lambrecht’s prior experience also includes Pre-IPO founder for Premium Cigars International and VP Sales/Marketing for ProductExpress.com.

Jim Nolton has over 27 years of experience in engineering, new product development and business development in large complex corporations and small private start-up organizations. Since 2005, Mr. Nolton has been consulting on a private basis for Orbital Sciences Corp., a designer and manufacturer of rockets and satellites for commercial and U.S. Government applications. From 2003 through 2005, Mr. Nolton focused on completing his Masters Degree in Global Business Strategies, where he was ranked fourth in his graduating class. From 1995-2003, Mr. Nolton worked with Mobility Electronics, Inc., a publicly traded and SEC registered company, a company he co-founded and assisted in the engineering, design and manufacture of a number of electronic devices for the mobile and fixed PC computer systems. Mr. Nolton has also worked with Unitech Industries, Inc. and General Dynamics.

William J. Clough. Since 2006, Mr. Clough has served as a board member of CUI Global, Inc., a public company trading on NASDAQ. In addition, Mr. Clough has served as CUI Global’s President and Chief Executive Officer since September of 2007 at which time Mr. Clough stepped down as Executive Vice President of Corporate Development. Mr. Clough received his Juris Doctorate, cum laude, from the University of California, Hastings College of the Law in 1990. He is certified to practice law in state and federal courts in California, Illinois, Hawaii and before the United States Supreme Court.

Paul Hughes is a new nominee to serve as a director. Mr. Hughes served as a consultant for Guardian 8 Corporation from October 2010 through December of 2011 when he was hired as an officer. Prior to consulting for Guardian 8 Corporation, Hughes was providing consulting services to several other privately held companies. From March of 2006 through November of 2009, Hughes served as the Director of New Markets Development for Taser® International, Inc., a publicly traded corporation. Before joining Taser®, Mr. Hughes spent two years (2005-2006) at Global Alerts LLC, a private company in the multinational alert industry. From 2003 through 2005, Paul served as a brand manager for Smith & Wesson Holding Corporation, a publicly traded firearms manufacturer. Mr. Hughes holds a MBA in Global Management & Leadership from Arizona State University and has over 60 hours of non-lethal weapons, policies and procedures coursework at Penn State University. He completed the Entrepreneurship Development Program at M.I.T. in January 2010. Further, Paul was honorably discharged from the Marine Corps following Operations Desert Shield/Desert Storm and was decorated for actions contributing to the liberation of Kuwait.

When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the seven nominees identified above. G8 expects each nominee to be able to serve if elected, but if any nominee notifies G8 before this meeting that he is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the Directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

The vote of holders of common stock holding in the aggregate a majority of the voting power of G8’s stock present at the meeting is required to elect the nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES.

Director Independence

G8’s board of directors has determined that Messrs. Miller, Edwards, Lambrecht, Nolton and Clough are independent directors, as defined by Section 803 of the American Stock Exchange Company Guide.

Board of Directors’ Meetings, Committees, Directors’ Compensation and Nominations

On 20 occasions during fiscal 2013, board of directors’ actions were taken by unanimous written consent or resolution. The board of directors held one meeting during fiscal 2013. Directors are encouraged, but not required, to attend the annual meetings of G8’s stockholders.

Audit Committee and Financial Expert

On April 20, 2012, we established and appointed initial members to the audit committee of our board of directors. Mr. Miller is the chairman and Mr. Nolton serves as the other member of the committee.  Currently, none of the members of the audit committee are, or have been, our officers or employees, and each member qualifies as an independent director as defined by Section 803 of the American Stock Exchange Company Guide and Section 10A(m) of the Securities Exchange Act of 1934, and Rule 10A-3 thereunder.  The board of directors has determined that Mr. Miller is an “audit committee financial expert” as that term is used in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act.

The audit committee has the sole authority to appoint and, when deemed appropriate, replace our independent registered public accounting firm, and has established a policy of pre-approving all audit and permissible non-audit services provided by our independent registered public accounting firm. The audit committee has, among other things, the responsibility to evaluate the qualifications and independence of our independent registered public accounting firm; to review and approve the scope and results of the annual audit; to review and discuss with management and the independent registered public accounting firm the content of our financial statements prior to the filing of our quarterly reports and annual reports; to review the content and clarity of our proposed communications with investors regarding our operating results and other financial matters; to review significant changes in our accounting policies; to establish procedures for receiving, retaining, and investigating reports of illegal acts involving us or complaints or concerns regarding questionable accounting or auditing matters, and supervise the investigation of any such reports, complaints or concerns; to establish procedures for the confidential, anonymous submission by our employees of concerns or complaints regarding questionable accounting or auditing matters; and to provide sufficient opportunity for the independent auditors to meet with the committee without management present.

During 2013, the Audit Committee met on four occasions with our independent public accounts to review and approve the filings of our quarterly and annual reports; as well as to review all required communications.

A copy of the audit committee charter is available on G8’s website www.guardian8.com.

Governance, Compensation and Nominating Committee

The governance, compensation and nominating committee is comprised of Ms. Hanrahan and Messrs. Edwards and Lambrecht.  Mr. Edwards serves as the chairman of the governance, compensation and nominating committee.  The governance, compensation and nominating committee is responsible for, among other things; identifying, reviewing, and evaluating individuals qualified to become members of the board, setting the compensation of the Chief Executive Officer and performing other compensation oversight, reviewing and recommending the nomination of board members, and administering our equity compensation plans. The governance, compensation and nominating committee held two meetings during fiscal 2013.

Executive Committee

The executive committee, which is currently comprised of Messrs. Cochennet and Miller, was formed for the purpose to function when the board of directors is not in session or to function in the capacity of the Company’s executive officer if such officer shall have resigned or be deemed unable to render service to the Company.

Officer and Director Compensation Procedures

The governance, compensation and nominating committee is responsible for establishing and implementing, and monitoring adherence with, G8’s compensation philosophy. This responsibility also includes establishing and approving the compensation program for its named executive officers and members of G8’s board of directors, which this committee believes is fair, reasonable, and competitive. This committee acts pursuant to a charter approved by G8’s board of directors and may not delegate its authority.

G8’s compensation program is designed to retain and reward talented executives who can contribute to its long-term success and to reward performance that is valued by its stockholders. Key principles of G8’s compensation philosophy, as established by the governance, compensation and nominating committee, include providing total compensation opportunities that are competitive within G8’s industry and ensuring that it aligns those compensation opportunities with appropriate performance metrics. In this regard, G8’s compensation practices are intended to (i) provide competitive compensation packages relative to its industry and competitors, at expected levels of performance, which the governance, compensation and nominating committee believes is sufficient to retain the talent necessary to run G8’s business and execute its strategies, (ii) support and reinforce important business goals and objectives, and (iii) provide balanced incentives for achieving consistent and strong results for all of G8’s stakeholders, including stockholders, employees, and customers.

Based on the foregoing objectives, the governance, compensation and nominating committee has structured G8’s executive compensation to motivate employees to achieve the business goals established by its board of directors. Subsequent to the year-ended 2013, the governance, compensation and nominating committee engaged SIAMM Consulting (“SIAMM”) to serve as G8’s independent compensation consultant. SIAMM provides expertise in the design and implementation of G8’s executive and director compensation plans, as well as providing the governance, compensation and nominating committee with relevant market data.

The governance, compensation and nominating committee annually reviews all compensation decisions relating to G8’s named executive officers. Administrative staff serves as management’s liaison with the governance, compensation and nominating committee. In addition, outside legal counsel provides assistance to the governance, compensation and nominating committee in connection with administration of its responsibilities, such as negotiating and drafting employment agreements, setting meetings and assembling and distributing meeting materials.

G8’s chief executive officer has no direct role in setting his own compensation. The governance, compensation and nominating committee does, however, meet with its chief executive officer to evaluate his performance against his pre-established goals, and he makes recommendations to the board of directors regarding budgets that may affect certain of those goals. The chief executive officer also makes recommendations regarding compensation matters related to his direct reports and provides input regarding executive compensation programs and policies in general.

Management assists the governance, compensation and nominating committee by providing information needed or requested by the governance, compensation and nominating committee, such as reconciliation between actual performance and budget or forecasted performance; historic compensation information; compensation expense; G8’s policies, reports and programs; and, information related to peer companies. Management also provides input and advice regarding compensation programs and policies, and their impact on G8 and its executives.

Director Nomination Procedures

The governance, compensation and nominating committee determines nominees for G8’s board of directors. G8’s directors approved the selection of the nominees for directors named in this proxy statement.

Generally, nominees for directors are identified and suggested by the members of the board or management using their business networks. The board has not retained any executive search firms or other third parties to identify or evaluate director candidates in the past and does not intend to in the near future. In selecting a nominee for director, the governance, compensation and nominating committee considers the following criteria:

1.
whether the nominee has the personal attributes for successful service on the board, such as demonstrated character and integrity; experience at a strategy/policy setting level; managerial experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to the affairs of G8;

2.
whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a similar organization, including industry groups, universities or governmental organizations;

3.
whether the nominee, by virtue of particular experience, technical expertise or specialized skills or contacts relevant to G8’s current or future business, will add specific value as a board member; and

4.	whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing board member to continue his service.

The governance, compensation and nominating committee has not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for board membership. Rather the governance, compensation and nominating committee will evaluate the mix of skills and experience that the candidate offers, consider how a given candidate meets the board’s current expectations with respect to each such criterion and make a determination regarding whether a candidate should be recommended to the stockholders for election as a director.  For the year ended December 31, 2013, G8 did not receive any recommendations for directors from its stockholders; however, on April 9, 2014 Mr. Clough was nominated and appointed as a new board member and Mr. Hughes has been nominated for appointment at the Annual Meeting.

G8 will consider for inclusion in its nominations of new board of director nominees proposed by stockholders who have held at least 1% of the outstanding voting securities of G8 for at least one year. Board candidates referred by such stockholders will be considered on the same basis as board candidates referred from other sources. Any stockholder who wishes to recommend for G8’s consideration a prospective nominee to serve on the board of directors may do so by giving the candidate’s name and qualifications in writing to G8’s secretary at the following address: 7432 East Tierra Buena Lane, Suite 102, Scottsdale, Arizona  85260.

A copy of the governance, compensation and nominating committee charter is available on G8’s website at www.guardian8.com.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the board or a particular director may send a letter to the secretary of G8 at: 7432 East Tierra Buena Lane, Suite 102, Scottsdale, Arizona  85260.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.”  All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors.  The secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Code of Ethics

G8 has adopted a code of business conduct and ethics that applies to all of its directors, officers and employees, as well as to directors, officers and employees of each subsidiary of G8. A copy of the code of business conduct and ethics is available on G8’s website at www.guardian8.com. If any substantive amendments are made to the code of business conduct and ethics or if G8’s grants any waiver, including any implicit waiver, from a provision of the code to any of its officers and directors, G8 will satisfy any disclosure requirements of Form 8-K by disclosing the nature of such amendment or waiver on its website at www.guardian8.com.

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, G8’s articles of incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director’s liability under federal or applicable state securities laws. G8 has agreed to indemnify its directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a director if he acted in good faith and in a manner he believed to be in G8’s best interests.

Executive Officers

The following table sets forth certain information regarding G8’s current executive officers. G8’s executive officers serve at the discretion of the board of directors, unless otherwise governed by employment contracts.

Name	Age	Position
C. Stephen Cochennet	57	President and Chief Executive Officer
Kathleen Hanrahan	50	Interim Chief Financial Officer

C. Stephen Cochennet has been G8’s president and chief executive officer since November 30, 2010. See Mr. Cochennet’s biography on page 6 above.

Kathleen Hanrahan has been G8’s interim chief financial officer since April 30, 2012. See Ms. Hanrahan’s biography on page 6 above.

Executive Compensation

The following table sets forth summary compensation information for the years ended December 31, 2012 and 2013 for our chief executive officer, interim chief financial officer and chief operating officer and vice president of customer service for Guardian 8 Corporation. We did not have any other executive officers as of the end of fiscal 2013 whose total compensation exceeded $100,000. We refer to these persons as our named executive officers elsewhere in this report.

Summary Compensation Table

Name and Principal Position	Period		Salary ($)	Bonus ($)		Option Awards ($)	All Other Compensation ($)		Total ($)

C. Stephen Cochennet	2013		$250,000	$61,100	(1)	-	$263,325	(2)	$574,425
President, Chief Executive Officer	2012		$0	$175,000	(3)	-	-		$175,000

Kathleen Hanrahan	2013		$-	-		-	$181,132	(4)	$181,132
Interim Chief Financial Officer	2012		$0	-		-	132,000	(5)	$132,000

Paul Hughes(6)	2013		$150,000	$-		-	$183,702.50	(7)	$333,702.50
Chief Operating Officer	2012		$118,500	$30,000	(8)	-	$-		$148,500
Guardian 8 Corporation

Jose Rojas	2013		$96,000	$-		-	$47,035.20	(9)	$143,035.20
Vice President of Customer Service Guardian 8 Corporation	2012	(10)	$24,000	$-		-	$-		$24,000

(1)
Represents fair value of 100,000 shares authorized for issuance to Mr. Cochennet on December 31, 2013 as a bonus for his services as the CEO, above and beyond his employment agreement. These shares were issued in February of 2014.

(2)
Represents fair value of 600,000 shares authorized for issuance to Mr. Cochennet pursuant to the terms of the vesting schedule set forth in his employment agreement for shares vested as of March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013.

(3)	Represents fair value of 500,000 shares authorized for issuance to Mr. Cochennet on December 31, 2012 as a bonus for his services as the CEO. These shares were issued in January of 2013.
(4)
Includes $36,000 paid to Ms. Hanrahan as consulting fees under her interim chief financial officer agreement and the fair value of 312,000 shares ($145,132) authorized for issuance to Ms. Hanrahan pursuant to the terms of her interim chief financial officer agreement for shares vested as of June 30, 2013, September 30, 2013 and December 31, 2013.

(5)
Represents fair value of 300,000 shares authorized for issuance to Ms. Hanrahan on December 31, 2012 pursuant to the terms of her interim chief financial officer agreement. These shares were issued in January of 2013.

(6)
Mr. Hughes served as a consultant for Guardian 8 Corporation from October of 2010 to December of 2011. Effective December 1, 2011, Guardian 8 Corporation hired Mr. Hughes as its Vice President of Operations and Security Sales Manager and on October 1, 2012, Mr. Hughes became the Chief Operating Officer of Guardian 8 Corporation.

(7)
Represents fair value of 352,500 shares authorized for issuance to Mr. Hughes pursuant to the terms of his employment agreement for shares earned as of March 31, 2013, June 30, 2013 and December 31, 2013.

(8)	Represents fair value of 150,000 shares issued to Mr. Hughes in March of 2012 as a bonus for his services.
(9)
Represents fair value of 91,200 shares authorized for issuance to Mr. Rojas pursuant to the terms of his employment agreement for shares earned as of March 31, 2013, June 30, 2013 and December 31, 2013.

(10)	Mr. Rojas’ employment commenced on October 1, 2012.

Grants of Plan-Based Awards in Fiscal 2013

We did not grant any plan-based awards to our named executive officers during the fiscal year ended December 31, 2013.

Outstanding Equity Awards at 2013 Fiscal Year-End

We did not have any outstanding equity awards as of December 31, 2013.

Option Exercises for 2013

There were no options issued or exercised by our named executive officer in fiscal 2013.

Executive Employment Agreements

CEO Employment Agreement

On March 4, 2013, the Registrant entered into an employment agreement with C. Stephen Cochennet, the Registrant’s chief executive officer and president. Mr. Cochennet’s employment agreement was approved by the governance, compensation and nominating committee of the board of directors of the Registrant.

In general, Mr. Cochennet’s employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to a non-compete clause and certain other perquisites, such as; long-term disability insurance, director and officer insurance, and a $1,500 per month insurance allowance to offset the cost of privately purchased medical insurance until such time as the Registrant obtains a group medical insurance program.

The original term of Mr. Cochennet’s employment agreement ran from January 1, 2013 until March 31, 2014. We are currently in the process of negotiating final terms for a new employment agreement with Mr. Cochennet.

Mr. Cochennet’s employment agreement provides for an initial annual base salary of $250,000, which may be adjusted by the governance, compensation and nominating committee or the board of directors of the Registrant. This base salary shall accrue from January 1, 2013 until the Registrant completes a financing raising a minimum of $2.0 million in gross funds.

In addition, Mr. Cochennet is eligible to receive annual short term incentive bonuses as determined by a review at the discretion of the Registrant’s board of directors or governance, compensation and nominating committee thereof.

Further, the Registrant granted Mr. Cochennet the opportunity to receive 750,000 shares of the Registrant’s common stock under the employment agreement. These shares vest, assuming Mr. Cochennet remains employed by the Registrant, based on the following schedule: 150,000 shares on March 31, 2013; 150,000 shares on June 30, 2013; 150,000 shares on September 30, 2013; 150,000 shares on December 31, 2013; and 150,000 shares on March 31, 2014.

In the event of a termination of employment with the Registrant by the Registrant without “cause” (as defined in the employment agreement), by reason of incapacity, disability or death, Mr. Cochennet, or his estate, would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment or death; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which death, disability or termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death, disability or termination; (iii) 12-months base salary, payable in accordance with the Registrant’s ordinary payroll practices; and (iv) immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

In the event of a termination of Mr. Cochennet’s employment with the Registrant by reason of change in control (as defined in the employment agreement), Mr. Cochennet, would receive:  (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which death, disability or termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death, disability or termination; (iii) during such unexpired term of the employment agreement, or for 12-months thereafter, whichever is shorter, he shall continue to receive on a semimonthly basis, his base salary then in effect upon the date of such change in control notice; and (iv) and immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

If the event of a termination of Mr. Cochennet’s employment by the Registrant for “cause” (as defined in the employment agreement), Mr. Cochennet would receive all earned but unpaid base salary through the date of termination of employment.

The above description of Mr. Cochennet’s employment agreement is qualified in its entirety by reference to the full text of that agreement, a copy of which was attached to the Form 8-K filed on March 18, 2013 as Exhibit 10.3.

Amendment to CFO Agreement

1. Effective March 4, 2013, the Registrant entered into Amendment No. 1 to the Non-Employee Interim Chief Financial Officer Engagement Agreement with Kathleen Hanrahan.

The amendment extended the term of Ms. Hanrahan’s engagement agreement until March 31, 2014. Further, the engagement agreement provides for compensation to Ms. Hanrahan of 416,250 shares of the Registrant’s common stock, which shall vest and be issued upon the earlier of (i) in quarterly installments as follows: 104,000 shares on June 30, 2013; 104,000 shares on September 30, 2013; 104,000 shares on December 31, 2013; and 104,250 on March 31, 2014, or (ii) when the Company hires a full time replacement chief financial officer. Further, the Registrant shall pay Ms. Hanrahan a base monthly retainer of $3,000.  Such monthly retainer shall accrue from January 1, 2013 until the Registrant completes a financing raising a minimum of $2.0 million in gross funds.

A copy of the amendment to Ms. Hanrahan’s agreement was attached to the Form 8-K filed on March 18, 2013 as Exhibit 10.4.

On May 22, 2014, the Registrant entered into Amendment No. 2 to the Non-Employee Interim Chief Financial Officer Engagement Agreement with Kathleen Hanrahan.

The amendment extended the term of Ms. Hanrahan’s engagement agreement from April 1, 2014 through November 30, 2015. Further, the engagement agreement provides for compensation to Ms. Hanrahan of up to 935,000 shares of the Registrant’s common stock, which shall be issued as follows; (i) 200,000 shares immediately upon the execution of the amendment, (ii) the remaining balance in installments of 105,000 shares per quarter commencing on June 30, 2014 and continuing throughout the term of the agreement, or until such time as the Registrant hires a full-time replacement chief financial officer. Any shares earned during a partial quarter will be pro-rated based upon 35,000 shares per month. The value of such shares shall be set at the closing price of the Registrant’s common stock on the Over-the-Counter Bulletin Board or other exchange or quotation medium on the last trading day immediately before issuance of the shares. Further, the Registrant shall continue to pay Ms. Hanrahan a base monthly retainer of $3,000.

A copy of the amendment to Ms. Hanrahan’s agreement was attached to the Form 8-K filed on May 28, 2014 as Exhibit 10.16.

Amendment and Restatement of Hughes Employment Agreement

Effective October 1, 2012, Guardian 8 Corporation (“G8”), the wholly owned operating subsidiary of the Registrant, amended and restated the employment agreement with Paul Hughes to act as G8’s Chief Operating Officer. Mr. Hughes’ amended and restated employment agreement was approved by the board of directors of G8 and the Registrant.

In general, Mr. Hughes’ amended and restated employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to a non-compete clause and certain other perquisites, such as; long-term disability insurance, and a $500 per month insurance allowance to offset the cost of privately purchased medical insurance until such time as the Registrant obtains a group medical insurance program.

The term of Mr. Hughes’ amended and restated employment agreement runs from October 1, 2012 until September 30, 2015.

Mr. Hughes’ amended and restated employment agreement provides for an initial annual base salary of $150,000, which may be adjusted by the board of directors of G8.

In addition, Mr. Hughes is eligible to receive annual short term incentive bonuses as determined by a review at the discretion of the G8 board of directors.

Further, the Registrant granted Mr. Hughes the opportunity to receive up to 650,000 shares of the Registrant’s common stock under the amended and restated employment agreement. Up to 100,000 shares shall vest upon successful completion of an equity capital raise netting the Registrant a minimum of $1.8 million dollars. Up to an additional 100,000 shares shall vest upon successful completion of pre-determined objectives detailed by G8’s CEO and/or Board of Directors and in accordance with the amended and restated employment agreement. In addition, up to 150,000 shares shall vest on September 30, 2013 upon successful completion of pre-determined objectives detailed by G8’s CEO and/or Board of Directors and in accordance with the amended and restated employment agreement. Further, up to 150,000 shares shall vest on September 30, 2014 upon successful completion of pre-determined objectives detailed by G8’s CEO and/or Board of Directors and in accordance with the amended and restated employment agreement.  Finally, up to 150,000 shares shall vest on September 30, 2015 upon successful completion of pre-determined objectives detailed by G8’s CEO and/or Board of Directors and in accordance with the amended and restated employment agreement.

In the event of a termination of employment with G8 by G8 without “cause” (as defined in the employment agreement), Mr. Hughes would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment or death; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which death, disability or termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death, disability or termination; (iii) 12-months base salary, payable in accordance with G8’s ordinary payroll practices; and (iv) immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

In the event of a termination of employment with G8 by G8 by reason of incapacity, disability or death, Mr. Hughes, or his estate, would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment or death; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which death, disability or termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death, disability or termination; (iii) payment of his base salary equal to one month for each two months Hughes was employed under the terms of the amended and restated employment agreement, with a maximum payment of twelve months of base salary; and (iv) immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

In the event of a termination of Mr. Hughes’ employment with G8 by reason of change in control (as defined in the employment agreement), Mr. Hughes, would receive:  (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which death, disability or termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death, disability or termination; (iii) during such unexpired term of the employment agreement, or for 6-months thereafter, whichever is shorter, he shall continue to receive on a semimonthly basis, his base salary then in effect upon the date of such change in control notice; and (iv) and immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

If the event of a termination of Mr. Hughes’ employment by G8 for “cause” (as defined in the employment agreement), Mr. Hughes would receive all earned but unpaid base salary through the date of termination of employment.

The above description of Mr. Hughes’ amended and restated employment agreement is qualified in its entirety by reference to the full text of that agreement, a copy of which was attached to the Form 8-K filed on March 18, 2013 as Exhibit 10.5.

Rojas Employment Agreement

Effective October 1, 2012, G8 entered into an employment agreement with Jose Rojas to act as G8’s Vice President of Customer Services. Mr. Rojas’ employment agreement was approved by the board of directors of G8 and the Registrant.

In general, Mr. Rojas’ employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to a non-compete clause and certain other perquisites, such as; long-term disability insurance, director and officer insurance, and a $500 per month insurance allowance to offset the cost of privately purchased medical insurance until such time as the Registrant obtains a group medical insurance program.

The original term of Mr. Rojas’ employment agreement runs from October 1, 2012 until September 30, 2015.

Mr. Rojas’ employment agreement provides for an initial annual base salary of $96,000, which may be adjusted by the board of directors of G8.

In addition, Mr. Rojas is eligible to receive annual short term incentive bonuses as determined by a review at the discretion of the G8 board of directors.

Further, the Registrant granted Mr. Rojas the opportunity to receive up to 288,000 shares of the Registrant’s common stock under the amended and restated employment agreement. Up to 96,000 shares shall vest on September 30, 2013 upon successful completion of pre-determined objectives detailed by G8’s CEO and/or Board of Directors and in accordance with the employment agreement. In addition, up to 96,000 shares shall vest on September 30, 2014 upon successful completion of pre-determined objectives detailed by G8’s CEO and/or Board of Directors and in accordance with the amended and restated employment agreement. Further, up to 96,000 shares shall vest on September 30, 2015 upon successful completion of pre-determined objectives detailed by G8’s CEO and/or Board of Directors and in accordance with the amended and restated employment agreement.

In the event of a termination of employment with G8 by G8 without “cause” (as defined in the employment agreement), Mr. Rojas would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment or death; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which death, disability or termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death, disability or termination; (iii) 6-months base salary, payable in accordance with the Registrant’s ordinary payroll practices; and (iv) immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

2. In the event of a termination of employment with G8 by G8 by reason of incapacity, disability or death, Mr. Rojas, or his estate, would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment or death; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which death, disability or termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death, disability or termination; (iii) payment of his base salary equal to one month for each two months Rojas was employed under the terms of the employment agreement, with a maximum payment of six months of base salary; and (iv) immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

In the event of a termination of Mr. Rojas’ employment with G8 by reason of change in control (as defined in the employment agreement), Mr. Rojas, would receive:  (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which death, disability or termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death, disability or termination; (iii) during such unexpired term of the employment agreement, or for 6-months thereafter, whichever is shorter, he shall continue to receive on a semimonthly basis, his base salary then in effect upon the date of such change in control notice; and (iv) and immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

If the event of a termination of Mr. Rojas’ employment by G8 for “cause” (as defined in the employment agreement), Mr. Rojas would receive all earned but unpaid base salary through the date of termination of employment.

The above description of Mr. Rojas’ employment agreement is qualified in its entirety by reference to the full text of that agreement, a copy of which was attached to the Form 8-K filed on March 18, 2013 as Exhibit 10.6.

Potential Payments Upon Termination or Change in Control

As described above, we have entered into employment agreements with our chief executive officer and three employees of Guardian 8 Corporation. These employment agreements allow each employee to resign upon a change in control or business combination.

For purposes of the employment agreements, a change in control or business combination is defined as:

(i)
The sale, lease, exchange or other transfer, directly or indirectly of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

(ii)	The approval by the Board of Directors of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iii)	The Board of Directors cease for any reason, to constitute at least majority of the Company’s voting authority.

Director Compensation

The following table sets forth summary compensation information for the year ended December 31, 2013 for each of our directors.

Name	Fees Earned or Paid in Cash $	Stock Awards $		Option Awards $	All Other Compensation $		Total $
C. Stephen Cochennet(1)	$-	$36,660		$-	$-		$36,660

James G. Miller(1)	$-	$36,660		$-	$-		$36,660

Kyle Edwards(1)	$-	$36,660		$-	$-		$36,660

Kathleen Hanrahan(1)	$-	$36,660		$-	$-		$36,660

Corey Lambrecht(1)	$-	$36,660		$-	$-		$36,660

Jim Nolton(1)	$-	$36,660		$-	$67,500	(2)	$104,160

William J. Clough(3)	$-		$-	$-	$-		$-

(1)	On December 31, 2013, we issued each of our directors 60,000 shares of our common stock valued at $0.611 per share for 2013 director services.
(2)	Represents the deemed fair value of 225,000 shares of common stock issued to Mr. Nolton on August 8, 2013 for engineering services.
(3)	Mr. Clough was appointed as a director in April of 2014, at which time he was issued 60,000 shares of common stock valued at $30,600.

Directors generally receive equity compensation of 60,000 restricted shares of common stock per year of service. Further, directors who are not employees are reimbursed for travel and other expenses if required.

Certain Relationships and Related Transactions

Other than as set forth below, we were not a party to any transactions or series of similar transactions that have occurred during fiscal 2013 in which:

•	The amounts involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years ($6,554); and
•	A director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Related Party Promissory Notes

On January 24, 2013, the Company received a note payable from the CEO and president of the Company in the amount of $50,000.  The note is unsecured, bears interest at 12% per annum and was payable on September 1, 2013.

On March 6, 2013, the Company received a note payable from the CEO and president of the Company in the amount of $100,000.  The note is unsecured, bears interest at 12% per annum and was payable on September 1, 2013.

On March 6, 2013, the Company received $50,000 from a director of the Company in the form of an unsecured 90-day promissory note.  The note is unsecured, bears interest at 12% per annum and was payable on September 1, 2013.

On March 26, 2013, the Company received $50,000 from a director of the Company in the form of an unsecured 90-day promissory note.  The note is unsecured, bears interest at 12% per annum and was payable on September 1, 2013.

On August 12, 2013, the Company received a note payable from the CEO and president of the Company in the amount of $50,000.  The note is unsecured, bears interest at 12% per annum and was payable on November 30, 2013.

On August 26, 2013, 2013, the Company received a note payable from the CEO and president of the Company in the amount of $150,000.  The note is unsecured, bears interest at 12% per annum and was payable on November 30, 2013.

On September 1, 2013, the Company had a total of $615,000 of the original $650,000 in notes payable outstanding to its CEO and directors, with an additional $33,933 owed in accrued interest.  This debt, previously due on September 1, 2013 through November 30, 2013, was exchanged for three new unsecured notes payable totaling $648,933 as detailed in the table below.  Each of these notes matures on April 30, 2014, bear interest at 12% per annum, and include a three-year warrant for every $1.00 of principal amount of each note.  The warrants are exercisable at $0.40 per share.

Issue Date	Interest Rate	Current Due Date	Amount
September 1, 2013	12.0%	April 30, 2014	$543,300
September 1, 2013	12.0%	April 30, 2014	52,983
September 1, 2013	12.0%	April 30, 2014	52,650
Total			$648,933

On September 1, 2013 the Company received a note payable in the amount of $45,000 from a related party in exchange for outstanding invoices owed for engineering services provided in the first nine months of the year.  The note is unsecured, bears interest at 12% per annum, is payable on April 30, 2014, and includes a three-year warrant for each $1.00 of principal included in the note.  The warrants are exercisable at $0.40 per share.

On September 18, 2013, the Company received a note payable from the CEO and president of the Company in the amount of $50,000.  The note is unsecured, bears interest at 12%, is payable on April 30, 2014, and includes a three-year warrant for each $1.00 of principal included in the note.  The warrants are exercisable at $0.40 per share.

On September 19, 2013, the Company issued a note payable from a related party in the amount of $30,000.  The note is unsecured, bears interest at 12%, is payable on April 30, 2014, and includes a three-year warrant for each $1.00 of principal included in the note.  The warrants are exercisable at $0.40 per share.

On September 19, 2013, the Company issued a note payable from a related party in the amount of $250,000.  The note is unsecured, bears interest at 12%, is payable on April 30, 2014, and includes a three-year warrant for each $1.00 of principal included in the note.  The warrants are exercisable at $0.40 per share.

All of the above promissory notes were repaid in June of 2014 concurrent with the $7 million Debenture financing.

Employment Agreements

On March 4, 2013, the Company entered into an employment agreement with its CEO/president.  The CEO/president has the ability to earn shares of common stock over the term of the agreement, which runs through March 31, 2014.  The Company reserved 750,000 shares of its common stock as required by the agreement.  Per the agreement, the Company will issue 150,000 common shares on the last day of every fiscal quarter as compensation through that period.  As of December 31, 2013 600,000 common shares have vested.  In addition, the Chief Executive Officer and President shall earn an initial base salary of $250,000, which began on January 1, 2013 and will accrue until the Company completes certain requirements per the agreement.

On March 4, 2013, the Company amended the agreement with its non-employee interim Chief Financial Officer (CFO).  The CFO has the ability to earn shares of common stock over the term of the agreement, which runs through March 31, 2014.  The Company reserved 416,250 shares of its common stock as required by the agreement.  Per the contract, the Company will issue a prescribed amount of common shares on the last day of every fiscal quarter, beginning with the second quarter of 2013 and ending on March 31, 2014.  As of December 31, 2013, 312,000 shares have vested.  In addition, the Non-Employee Interim Chief Financial Officer will earn a base monthly retainer of $3000, which began to accrue on January 1, 2013 and will continue to accrue until the Company completes certain requirements per the agreement.

As of December 31, 2013, the Company has a total of 548,550 shares of its common stock reserved for the following employment contracts:

Employee or Position	Shares
Chief Operating Officer	97,500
Vice President of Customer Support	196,800
Chief Executive Officer	150,000
Non-Employee Interim Chief Financial Officer	104,250
Total	548,550

Policies for Review and Approval of Related Party Transactions

In March of 2012, our board of directors adopted a Related Party Transaction Policy, which is designed to monitor and ensure the proper review, approval, ratification and disclosure of related party transactions. The policy applies to any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related party had, has or will have a direct or indirect material interest. Our board of directors must review, approve and ratify a related party transaction if such transaction is consistent with the Related Party Transaction Policy and is on terms, taken as a whole, which the board believes are no less favorable to us than could be obtained in an arms-length transaction with an unrelated third party, unless the board otherwise determines that the transaction is not in our best interests.

Section 16(a) Beneficial Owner Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires G8’s executive officers and directors, and persons who beneficially own more than ten percent of its common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and to furnish G8 with copies of all such Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to it and written representations from its executive officers and directors, G8 believes that as of the date of this proxy each of its executive officers, directors and ten percent stockholders were current in their 16(a) reports.

PROPOSAL 2.  REAFFIRM THE APPOINTMENT OF L.L. BRADFORD & COMPANY, LLC AS AUDITORS FOR THE NEXT YEAR

G8’s board of directors has selected L.L. Bradford & Company, LLC as its independent auditor for the current fiscal year, and the board is asking stockholders to ratify that selection. Although current law, rules, and regulations require G8’s independent auditor to be engaged, retained, and supervised by the audit committee of the board of directors, G8’s board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of L.L. Bradford & Company for ratification by stockholders as a matter of good corporate practice.

 It is expected that a representative of L.L. Bradford & Company will be present at the annual meeting to respond to questions, but not to make a statement.

The vote of holders of common stock holding in the aggregate a majority of the voting power of G8’s stock present at the meeting is required to approve the ratification of the selection of L.L. Bradford & Company, LLC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE REAFFIRMATION OF L.L. BRADFORD & COMPANY, LLC AS AUDITORS FOR THE NEXT YEAR.

Independent Public Accountants

L.L. Bradford & Company, LLC and Weaver Martin & Samyn, LLC served as our principal independent public accountants for fiscal 2013 and 2012, respectively. Aggregate fees billed to us for the fiscal years ended December 31, 2013 and 2012 by L.L. Bradford & Company, LLC and Weaver Martin & Samyn, LLC were as follows:

	For the Fiscal Years Ended December 31,
	2013	2012

(1) Audit Fees(1)	$35,000	$27,500
(2) Audit-Related Fees(2)	-	-
(3) Tax Fees(3)	3,500	2,500
(4) All Other Fees	-	-
Total fees paid or accrued to our principal accountant	$38,500	$30,000

Audit Fees include fees billed and expected to be billed for services performed to comply with Generally Accepted Auditing Standards (GAAS), including the recurring audit of the Company’s consolidated financial statements for such period included in this Annual Report on Form 10-K and for the reviews of the consolidated quarterly financial statements included in the Quarterly Reports on Form 10-QSB filed with the Securities and Exchange Commission. This category also includes fees for audits provided in connection with statutory filings or procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the SEC.

(1)
Audit Fees include fees billed and expected to be billed for services performed to comply with Generally Accepted Auditing Standards (GAAS), including the reviews of the quarterly financial statements included in the Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. This category also includes fees for audits provided in connection with statutory filings or procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the SEC.

(2)
Audit-Related Fees include fees for services associated with assurance and reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding Generally Accepted Accounting Principles, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of Sarbanes-Oxley Act of 2002 requirements and audit services not required by statute or regulation.

(3)	Tax fees consist of fees related to the preparation and review of our federal and state income tax returns.

(5)      Audit Committee Policies and Procedures

Our Board of Directors pre-approves all services to be provided to us by our independent auditor. This process involves obtaining (i) a written description of the proposed services, (ii) the confirmation of our Principal Financial Officer that the services are compatible with maintaining specific principles relating to independence, and (iii) confirmation from our securities counsel that the services are not among those that our independent auditors have been prohibited from performing under SEC rules. The members of the Board of Directors then make a determination to approve or disapprove the engagement of L.L. Bradford & Company, LLC for the proposed services. In fiscal 2013 and 2012, all fees paid to L.L. Bradford & Company, LLC and Weaver Martin & Samyn, LLC were unanimously pre-approved in accordance with this procedure.

(6)      Less than 50 percent of hours expended on the principal accountant’s engagement to audit the registrant’s financial statements for the most recent fiscal year were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.

Report of the Audit Committee

 Our Audit Committee submits the following report:

The Audit Committee retains and oversees the Company’s independent registered public accountants, discusses and reviews with management accounting policies and financial statements, evaluates external and internal audit performance, investigates complaints and other allegations of fraud or misconduct by the Company’s management and employees and evaluates policies and procedures. The Audit Committee operates under a written charter adopted by the Board. The remainder of this report relates to certain actions taken by the Audit Committee in fulfilling its roles as they relate to ascertaining the independence of our registered public accountants and recommending the inclusion of the Company’s financial statements in its annual report.

During fiscal 2013 and 2012, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee also met periodically with the independent registered public accounting firm to discuss the results of their examinations, the overall quality of the Company’s financial reporting and their evaluations of its internal controls.

The Audit Committee of the Board has received from the Company’s independent registered public accounting firm, written disclosures and the letter required by the Independence Standards Board's Standard No. 1, “Independence Discussions with Audit Committees,” that discloses all relationships between the Company and L.L. Bradford & Company, LLC and Weaver Martin & Samyn that may be thought to bear on the independence of L.L. Bradford & Company, LLC and Weaver Martin & Samyn from the Company. The Audit Committee has discussed with both firms the contents of the written disclosure and letter as well as the matters required to be discussed by Statement on Auditing Standards No. 114. The Audit Committee has reviewed and discussed the audited financial statements of the Company for the years ended December 31, 2013 and 2012, with the Company’s management, which has primary responsibility for the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from both L.L. Bradford & Company, LLC and Weaver Martin & Samyn required by relevant professional and regulatory standards and has discussed with both firms their independence from the Company and its management. In concluding that both L.L. Bradford & Company, LLC and Weaver Martin & Samyn were independent for their respective audit periods, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the Company’s audited financial statements be included in its annual report on Form 10-K for the fiscal year ended December 31, 2013 and 2012.

The foregoing report is furnished by the Audit Committee of the Board.

James G. Miller (Chairman)
Jim Nolton

OTHER MATTERS

 As of the date of this statement G8’s management knows of no business to be presented to the meeting that is not referred to in the accompanying notice.  As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with their best judgment, including upon any stockholder proposal about which G8 did not receive timely notice.

Expenses of Proxy Solicitation

The principal solicitation of proxies will be made by mail.  Expense of distributing this proxy statement to stockholders, which may include reimbursement to banks, brokers and other custodians for their expenses in forwarding this proxy statement, will be borne exclusively by G8.

Proposals of Stockholders

Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation at the G8 2015 annual meeting must be received by G8 by April 6, 2015. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Exchange Act. It is suggested the proposal be submitted by certified mail -- return receipt requested. Stockholders who intend to present a proposal at the G8 2015 annual meeting without including such proposal in G8’s proxy statement must have provided G8 notice of such proposal no later than June 19, 2015. G8 reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

By order of the board of directors

/s/ C. Stephen Cochennet
C. Stephen Cochennet, Chairman
Scottsdale, Arizona
July 3, 2014

GUARDIAN 8 HOLDINGS

PROXY

Annual Meeting of Stockholders
August 5, 2014

This Proxy is solicited on behalf of the G8 board of directors

The undersigned appoints C. Stephen Cochennet, Chairman of Guardian 8 Holdings, with full power of substitution, the attorney and proxy of the undersigned, to attend the annual meeting of stockholders of Guardian 8 Holdings, to be held Tuesday, August 5, 2014, beginning at 10:00 a.m., Arizona Time, at 7432 East Tierra Buena Lane, Suite 102, Scottsdale, Arizona  85260 and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the Proxy Statement to stockholders dated June 20, 2014, a copy of which has been received by the undersigned, as follows:

1. Election of directors, to serve until the next annual meeting and until their successors are elected and qualify (the Board recommends a vote FOR each of the following nominees):
	FOR	AGAINST	ABSTAIN
C. Stephen Cochennet	☐	☐	☐
Kathleen Hanrahan	☐	☐	☐
James G. Miller	☐	☐	☐
Kyle Edwards	☐	☐	☐
Corey Lambrecht	☐	☐	☐
Jim Nolton	☐	☐	☐
William Clough	☐	☐	☐
Paul Hughes	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. Reaffirmation of L.L. Bradford & Company, LLC as auditors for the next year.	☐	☐	☐

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE.  IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY, IF OTHERWISE DULY EXECUTED, WILL BE VOTED FOR EACH OF THE MATTERS SET FORTH ABOVE.

Date ___________________________, 2014	Number of Shares

Please sign exactly as
your name appears on
your stock certificate(s).
If your stock is issued in	Signature
the names of two or more	Print Name Here
persons, all of them must
sign this proxy. If signing
in representative capacity,	Signature
please indicate your title.	Print Name Here:

Please check the following box if you intend to attend the annual meeting in person:                                                                                                                                          ☐

PLEASE SIGN AND RETURN THIS PROXY PRIOR TO AUGUST 1, 2014.

Mail To: Guardian 8 Holdings,
7432 East Tierra Buena Lane, Suite 102, Scottsdale, Arizona  85260